EXHIBIT 99.1

Harvard Bioscience Announces Quarter Ended June 30, 2019 Financial Results

- GAAP and adjusted non-GAAP revenue of $29.6 million
- GAAP and adjusted non-GAAP earnings per share of $(0.01) and $0.04, respectively
- 2019 guidance remains unchanged

HOLLISTON, Mass., July 25, 2019 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”), today announced financial results for the three and six months ended June 30, 2019.

Jim Green, Chairman and CEO said, “Although our performance for the quarter was in the range expected, we can do better.  Our focus is to improve the underlying performance of our business, including revenue and gross margin growth, lowering operating expenses and reducing interest expense. We are putting acquisitions on hold for the near-term while we finish consolidating and integrating our previous acquisitions and demonstrate we can efficiently operate our business on an organic basis. In the next couple months, we will outline our updated strategy, including targets for gross margins and operating margins, against which our shareholders can measure our performance.”

Green concluded, “I am encouraged by the opportunities we have for improvement. I expect with the actions we are taking that our performance for this year will be in line with our previous commentary and significantly stronger in the next fiscal year.”

Second Quarter Reported Results

Revenue, as measured under generally accepted accounting principles, or GAAP, for the three months ended June 30, 2019 was $29.6 million, a decrease of (6%), or $(1.9) million, compared to revenue of $31.5 million for the three months ended June 30, 2018.

Revenue, on a non-GAAP basis, which excludes purchase accounting adjustments, was $29.6 million for the three months ended June 30, 2019, a decrease of approximately (6%), or $(2.0) million, compared to revenue of $31.6 million for the three months ended June 30, 2018.

Net loss, as measured under GAAP, was $(0.2) million, or $(0.01) per diluted share, for the three months ended June 30, 2019 compared to a net loss of $(1.5) million, or $(0.04) per diluted share, for the same quarter in 2018. The net loss for the three months ended June 30, 2018 was comprised of a $(1.5) million loss from continuing operations and income of less than $0.1 million from discontinued operations.

Net income, on a non-GAAP basis, was $1.6 million, or $0.04 per diluted share, for the three months ended June 30, 2019, compared to $2.3 million, or $0.07 per diluted share, for the three months ended June 30, 2018.

For a reconciliation between GAAP and non-GAAP revenue and changes in revenue, refer to Exhibit 4 below. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 7 and 8 below, respectively.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. You can access the live conference call by dialing the following phone numbers: toll-free 1 (800) 708-4540 or international (847) 619-6397 and referencing the conference ID# 48854528.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon. The webcast will be available on the website through August 1, 2019.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted revenue, adjusted gross profit, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenue and income have excluded certain revenue and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, gains or losses from divestitures, forensic investigation and remediation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted revenue, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three and six months ended June 30, 2019 and 2018 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP, and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook; the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, including our Form 10-K for the year ended December 31, 2018, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements.  The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael Rossi, Chief Financial Officer at (508) 893-8999. Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	June 30,	December 31,
	2019	2018
Assets

Cash and cash equivalents	$4,934	$8,173
Trade receivables	18,388	21,463
Inventories	25,288	25,087
Property, plant and equipment	5,359	5,898
Goodwill and other intangibles	99,139	103,068
Other assets	13,163	4,924
Total assets	$166,271	$168,613

Liabilities and Stockholders' Equity

Total liabilities	$85,908	$85,889
Stockholders’ equity	80,363	82,724
Total liabilities and stockholders’ equity	$166,271	$168,613

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues	$29,584	$31,522	$57,786	$58,281
Cost of revenues	13,629	16,167	25,677	29,657
Gross profit	15,955	15,355	32,109	28,624

Sales and marketing expenses	5,770	6,309	12,076	11,955
General and administrative expenses	4,809	5,258	10,612	10,642
Research and development expenses	2,771	2,758	5,506	5,160
Amortization of intangible assets	1,436	1,412	2,866	2,515
Impairment charges	941	-	941	-
Total operating expenses	15,727	15,737	32,001	30,272

Operating income (loss)	228	(382)	108	(1,648)

Other expense:
Foreign exchange	86	345	(93)	(2)
Interest expense, net	(1,376)	(1,483)	(2,781)	(2,377)
Other expense, net	(70)	(347)	(160)	(3,085)
Other expense, net	(1,360)	(1,485)	(3,034)	(5,464)

Loss from continuing operations before income taxes	(1,132)	(1,867)	(2,926)	(7,112)
Income tax (benefit) expense	(885)	(369)	(309)	236
Loss from continuing operations	(247)	(1,498)	(2,617)	(7,348)
Discontinued operations
Income from discontinued operations	-	24	-	937
Income tax benefit	-	(10)	-	(883)
Income from discontinued operations, net of tax	-	34	-	1,820
Net loss	$(247)	$(1,464)	$(2,617)	$(5,528)

(Loss) earnings per share:
Basic loss per common share from continuing operations	$(0.01)	$(0.04)	$(0.07)	$(0.21)
Discontinued operations	-	-	-	0.05
Basic loss per common share	$(0.01)	$(0.04)	$(0.07)	$(0.15)

Diluted loss per common share from continuing operations	$(0.01)	$(0.04)	$(0.07)	$(0.21)
Discontinued operations	-	-	-	0.05
Diluted loss per common share	$(0.01)	$(0.04)	$(0.07)	$(0.15)

Weighted average common shares:
Basic	37,736	36,082	37,683	35,774

Diluted	37,736	36,082	37,683	35,774

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2019	2018

Cash flows from operations:
Net loss	$(2,617)	$(5,528)
Changes in assets and liabilities	(888)	2,623
Other adjustments to operating cash flows	5,936	4,630
Net cash provided by operating activities	2,431	1,725

Investing activities:
Additions to property, plant and equipment	(188)	(634)
Acquisitions, net of cash acquired	-	(68,008)
Dispositions, net of cash sold	1,020	15,754
Other investing activities	(9)	(24)
Net cash provided by (used in) investing activities	823	(52,912)

Financing activities:
Proceeds from issuance of debt	-	68,500
Repayments of debt	(6,203)	(17,247)
Other financing activities	(333)	(548)
Net cash provided by (used in) financing activities	(6,536)	50,705

Effect of exchange rate changes on cash	43	373
Decrease in cash and cash equivalents	(3,239)	(109)
Cash and cash equivalents at the beginning of period	8,173	5,733
Cash and cash equivalents at the end of period	$4,934	$5,624

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2018	Change (%)	2019	2018	Change (%)

GAAP revenue	$29,584	$31,522	-6%	$57,786	$58,281	-1%

Adjustments:

Denville revenue reported within discontinued operations	-	-		-	893

Deferred revenue valuation adjustments on acquisition	-	77		26	129

Non-GAAP adjusted revenue	$29,584	$31,599	-6%	$57,812	$59,303	-3%

Foreign exchange effect on Non-GAAP adjusted revenue			-2%			-2%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP gross profit	$15,955	$15,355	$32,109	$28,624

Adjustments:

Denville Non-GAAP adjusted gross profit	-	-	-	360

Deferred revenue valuation charges on acquisition	-	77	26	129

Inventory valuation step-up charges on acquisition	-	2,238	-	3,729

Depreciation of fixed asset step-up on acquisition	-	-	52	-

Severance and restructuring charges	84	7	85	20

Stock-based compensation expense	9	15	23	26

Non-GAAP adjusted gross profit	$16,048	$17,692	$32,295	$32,888

GAAP gross profit percentage	53.9%	48.7%	55.6%	49.1%

Non-GAAP adjusted gross profit percentage	54.2%	56.0%	55.9%	55.5%

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP operating income (loss)	$228	$(382)	$108	$(1,648)

Adjustments:

Amortization of intangible assets	1,436	1,412	2,866	2,515

Impairment of intangible assets	941	-	941	-

Denville Non-GAAP adjusted operating income	-	-	-	17

Deferred revenue valuation charges on acquisition	-	77	26	129

Inventory valuation step-up charges on acquisition	-	2,238	-	3,729

Severance and restructuring charges	107	226	449	447

Stock-based compensation expense	615	734	1,202	1,596

Non-GAAP adjusted operating income	$3,327	$4,305	$5,592	$6,785

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP net loss	$(247)	$(1,464)	$(2,617)	$(5,528)

Adjustments:

Amortization of intangible assets	1,436	1,412	2,866	2,515

Impairment of intangible assets	941	-	941	-

Denville Non-GAAP adjustments included in discontinued operations (A)	-	(24)	-	(920)

Deferred revenue valuation charges on acquisition	-	77	26	129

Inventory valuation step-up charges on acquisition	-	2,238	-	3,729

Depreciation of fixed asset step-up on acquisition	60	-	154	-

Severance and restructuring charges	107	226	449	447

Acquisition, disposition and integration costs	-	170	-	2,845

Stock-based compensation expense	615	734	1,202	1,596

Income taxes (B)	(1,352)	(1,022)	(953)	(1,534)

Non-GAAP adjusted net income	$1,560	$2,347	$2,068	$3,279

(A) For the three months ended June 30, 2018, the Non-GAAP adjustments reported in discontinued operations related to the sale of Denville included a $24 gain on sale. For the six months ended June 30, 2018, the Non-GAAP adjustments reported in discontinued operations related to the sale of Denville included a $1,251 gain on sale, $47 in amortization of intangible assets, $134 in disposition costs, and $150 in stock-based compensation expense.

(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP diluted loss per common share	$(0.01)	$(0.04)	$(0.07)	$(0.15)

Adjustments:

Amortization of intangible assets	0.04	0.04	0.08	0.08

Impairment of intangible assets	0.03	-	0.03	-

Denville Non-GAAP adjustments included in discontinued operations	-	-	-	(0.03)

Inventory valuation step-up charges on acquisition	-	0.06	-	0.10

Severance and restructuring charges	-	0.01	0.01	0.01

Acquisition, disposition and integration costs	-	-	-	0.08

Stock-based compensation expense	0.02	0.03	0.03	0.04

Income taxes (A)	(0.04)	(0.03)	(0.03)	(0.04)

Non-GAAP adjusted diluted earnings per common share	$0.04	$0.07	$0.05	$0.09

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate for the consolidated entity and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2019 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$0.00 - 0.02

Adjustments:

Amortization of intangible assets	0.15

Depreciation of fixed asset step-up on acquisition	0.01

Severance and restructuring charges	0.01

Stock-based compensation expense	0.07

Income taxes (B)	(0.05)

Non-GAAP adjusted diluted earnings per common share (A)	$0.19 - 0.21

(A) This guidance excludes, among other things, the impact of future acquisitions, acquisition costs, restructuring charges, or other one time charges.

(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.